Execution Version
EXHIBIT 4.19
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 6, 2021, by and among 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), New Red Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, each of the Issuers, the Guarantors, the Trustee and the Collateral Agent has heretofore executed and delivered an indenture, dated as of September 24, 2019 (the “Indenture”), pursuant to which the Issuers initially issued, on the date thereof, $750,000,000 aggregate principal amount of their 3.875% First Lien Senior Secured Notes due 2028 (the “Initial Notes”);
WHEREAS, Section 2.1(a) of the Indenture provides that Additional Notes may be issued from time to time by the Issuers (subject to the Issuers’ compliance with Sections 3.2 and 3.6 of the Indenture) and shall be considered collectively as a single class with the Initial Notes;
WHEREAS, Section 9.1(7) of the Indenture provides that the Issuers, the Guarantors, the Trustee and the Collateral Agent may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture; and
WHEREAS, the Issuers and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $800,000,000 aggregate principal amount of 3.875% First Lien Senior Secured Notes due 2028, having terms substantially identical in all material respects to the Initial Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”).
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Additional Notes. As of the date hereof, the Issuers will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes in an aggregate principal amount of $800,000,000 under the Indenture, having terms substantially identical in all material respects to the Initial Notes at an issue price of 100.250% plus interest deemed to have accrued from March 15, 2021. Interest on the Additional Notes will accrue from March 15, 2021 and the first interest payment date will be September 15, 2021. The Rule 144A Notes will have CUSIP Number 68245X AH2 and the Regulation S Notes will initially have CUSIP Number C6900P AM1 and as promptly as practical after the 40th day after the issue date, the Issuers intend to cause the Regulation S Notes to be consolidated with the existing Regulation S Notes in CUSIP Number C6900P AF6. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture. The Additional Notes shall be Restricted Notes under the Indenture.
(3)    Authorization for Collateral Documents. By its acceptance of the Additional Notes, each Holder shall be deemed to authorize the Trustee and Collateral Agent, as the case may be, to enter into (including by way of joinder or accession) the Collateral Documents and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.
(4)    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
(5)    Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission (which may include counterparts delivered by any standard form of telecommunication, including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g. www.docusign.com) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.
(6)    Headings. The headings of the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
(7)    The Trustee. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.
(8)    Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

1011778 B.C. UNLIMITED LIABILITY COMPANY

By:    /s/ Jill Granat
Name: Jill Granat
Title: Secretary
NEW RED FINANCE, INC.

By:    /s/ Jill Granat
Name: Jill Granat
Title: Assistant Secretary

[RBI – Fourth Supplemental Indenture Signature Page]

BK ACQUISITION, INC.
BK WHOPPER BAR, LLC
BURGER KING CAPITAL FINANCE, INC.
BURGER KING CORPORATION
BURGER KING HOLDINGS, INC.
BURGER KING INTERAMERICA, LLC
BURGER KING WORLDWIDE, INC.

By:    /s/ Jill Granat
Name: Jill Granat
Title: Assistant Secretary

1014369 B.C. UNLIMITED LIABILITY COMPANY
1019334 B.C. UNLIMITED LIABILITY COMPANY
1024670 B.C. UNLIMITED LIABILITY COMPANY
1028539 B.C. UNLIMITED LIABILITY COMPANY
1029261 B.C. UNLIMITED LIABILITY COMPANY
1057639 B.C. UNLIMITED LIABILITY COMPANY
1057772 B.C. UNLIMITED LIABILITY COMPANY
1057837 B.C. UNLIMITED LIABILITY COMPANY
BK CANADA SERVICE ULC
BLUE HOLDCO 1, LLC
BLUE HOLDCO 2, LLC
BLUE HOLDCO 3, LLC
BLUE HOLDCO 440, LLC
BURGER KING CANADA HOLDINGS INC./PLACEMENTS BURGER KING CANADA INC.
GPAIR LIMITED
GRANGE CASTLE HOLDINGS LIMITED
LLCXOX, LLC
ORANGE GROUP, INC.
ORANGE INTERMEDIATE, LLC
PLK ENTERPRISES OF CANADA, INC.
POPEYES LOUISIANA KITCHEN, INC.
RESTAURANT BRANDS HOLDINGS CORPORATION
RESTAURANT BRANDS INTERNATIONAL US SERVICES LLC
SBFD HOLDING CO.
TDLDD HOLDINGS ULC
TDLRR HOLDINGS ULC
THE TDL GROUP CORP./GROUPE TDL CORPORATION
TIM DONUT U.S. LIMITED, INC.
TIM HORTONS (NEW ENGLAND), INC.
TIM HORTONS CANADIAN IP HOLDINGS CORPORATION
    TIM HORTONS USA INC.

By:    /s/ Jill Granat
Name: Jill Granat
Title: Secretary

[RBI – Fourth Supplemental Indenture Signature Page]

1112090 B.C. UNLIMITED LIABILITY COMPANY
1112097 B.C. UNLIMITED LIABILITY COMPANY
1112100 B.C. UNLIMITED LIABILITY COMPANY
1112104 B.C. UNLIMITED LIABILITY COMPANY
1112106 B.C. UNLIMITED LIABILITY COMPANY
BC12SUB- ORANGE HOLDINGS ULC
BCP-SUB, LLC
BLUE HOLDCO AKA7, LLC
BLUE HOLDCO AKA8, LLC
BLUE HOLDCO 300, LLC
LAX HOLDINGS ULC
LLC-QZ, LLC
ORANGE GROUP INTERNATIONAL, INC.
PBB HOLDINGS ULC
RB CRISPY CHICKEN HOLDINGS ULC
RB OCS HOLDINGS ULC
RB TIMBIT HOLDINGS ULC
SBFD BETA, LLC
SBFD SUBCO ULC
SBFD, LLC
ZN1 HOLDINGS ULC
ZN19TDL HOLDINGS ULC
ZN3 HOLDINGS ULC
ZN4 HOLDINGS ULC
ZN5 HOLDINGS ULC
ZN6 HOLDINGS ULC
ZN7 HOLDINGS ULC
ZN8 HOLDINGS ULC
ZN9 HOLDINGS ULC
SOCIÉTÉ EN COMMANDITE TARTE 3/ PIE 3
LIMITED PARTNERSHIP, by 1011778 B.C. UNLIMITED LIABILITY COMPANY, its general partner
SOCIÉTÉ EN COMMANDITE TARTE 4/ PIE 4
    LIMITED PARTNERSHIP, by 12-2019
    HOLDINGS ULC, its general partner
SOCIÉTÉ EN COMMANDITE P2019/P2019
    LIMITED PARTNERSHIP, by ZN4 HOLDINGS ULC, ZN5 HOLDINGS ULC and ZN6 HOLDINGS ULC, in their capacity as general partners

By:    /s/ Jill Granat
Name: Jill Granat
Title: Secretary

[RBI – Fourth Supplemental Indenture Signature Page]

12-2019 HOLDINGS ULC
12KR HOLDINGS ULC
12KRR HOLDINGS ULC
12ZZ HOLDINGS ULC
2097A HOLDINGS ULC
2097AA HOLDINGS ULC
2097B HOLDINGS ULC
BC3-A, LLC
BKC-IP, LLC
BKHS-A, LLC
KR1 HOLDINGS ULC
KR19TDL HOLDINGS ULC
KR3 HOLDINGS ULC
KR4 HOLDINGS ULC
KR5 HOLDINGS ULC
KR6 HOLDINGS ULC
KR7 HOLDINGS ULC
KR8 HOLDINGS ULC
KR9 HOLDINGS ULC
IPCOA HOLDINGS ULC
IPCOAA HOLDINGS ULC
IPCOB HOLDINGS ULC
LDTA HOLDINGS ULC
LDTAA HOLDINGS ULC
LDTC HOLDINGS ULC
LLC440-A, LLC
LLC-K4, LLC
LLC-K5, LLC
LLC-QQ, LLC
RBHZZ HOLDINGS ULC
SOCIÉTÉ EN COMMANDITE BC12/ BC12
    LIMITED PARTNERSHIP, by 12-2019 HOLDINGS ULC, its general partner
SOCIÉTÉ EN COMMANDITE BC12P/ BC12PLIMITED PARTNERSHIP, by KR3 HOLDINGS ULC, its general partner
SOCIÉTÉ EN COMMANDITE 2097P / 2097P LIMITED PARTNERSHIP, by 1112097 B.C. UNLIMITED LIABILITY COMPANY, its general partner
SOCIÉTÉ EN COMMANDITE LDTB / LDTB
    LIMITED PARTNERSHIP, by THE TDL GROUP CORP./GROUPE TDL CORPORATION, its general partner
SOCIÉTÉ EN COMMANDITE IPCO / IPCO
    LIMITED PARTNERSHIP, by TIM HORTONS CANADIAN IP HOLDINGS CORPORATION, its general partner

By: /s/ Jill Granat
Name: Jill Granat
Title: Secretary
[RBI – Fourth Supplemental Indenture Signature Page]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

By:    /s/ Sarah Vilhauer
    Name: Sarah Vilhauer
    Title: Banking Officer

[RBI – Fourth Supplemental Indenture Signature Page]